UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2005

eLINEAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-27418 76-0478045
(Commission File Number) (I.R.S. Employer Identification No.)

2901 West Sam Houston Pkwy, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.     Entry into a Material Definitive Agreement.

On February 28, 2005, eLinear, Inc. (the "Company"), entered into financing arrangements for a total principal amount of $12 million with Laurus Master Fund, Ltd. ("Laurus"), Iroquois Capital LP ("Iroquois"), RHP Master Fund ("RHP"), Basso Private Opportunity Holding Fund Ltd. ("Basso Private"), and Basso Multi-Strategy Holding Fund Ltd. ("Basso Multi", collectively, the "Investors") in which it issued to: (i) Laurus a convertible secured note in the principal amount of $5,000,000 (the "Laurus Note") and a common stock purchase warrant (the "Laurus Warrant") to purchase up to 750,000 shares of the Company common stock; (ii) Iroquois a convertible secured note in the principal amount of $5,000,000 (the "Iroquois Note") and a common stock purchase warrant (the "Iroquois Warrant") to purchase up to 750,000 shares of the Company common stock; (iii) RHP a convertible secured note in the principal amount of $1,000,000 (the "RHP Note") and a common stock purchase warrant (the "RHP Warrant") to purchase up to 150,000 shares of the Company common stock; (iv) Basso Private a convertible secured note in the principal amount of $220,000 (the "Basso Private Note") and a common stock purchase warrant (the "Basso Private Warrant") to purchase up to 33,000 shares of the Company common stock; and (v) Basso Multi Note a convertible secured note in the principal amount of $780,000 (the "Basso Multi Note,æ collectively, with the Laurus Note, Iroquois Note, RHP Note, and Basso Private Note, the "Investor Notes") and a common stock purchase warrant (the "Basso Multi Warrant,æ collectively, with the Laurus Warrant, Iroquois Warrant, RHP Note, and Basso Private Note, (the "Warrants") to purchase up to 117,000 shares of the Company common stock. The terms between the Company and each of the respective Investors are substantially similar and the Company has agreed to treat each of the Investors pro rata with respect to this financing, including conversion, redemption and payments thereof.

The Investor Notes are secured by all of the Company and its subsidiaries’ assets. The payment of interest and principal, under certain circumstances, may be made with shares of the Company common stock at a conversion price of no less than $1.00 per share. The Company has agreed to register the resale of the shares of the Company common stock underlying the Investor Notes and the shares issuable upon exercise of the Warrants. The Investor Notes will accrue interest at a rate per annum equal to the "prime rate" published in the Wall Street Journal plus seventy five basis points, as may be adjusted. The Company has the ability to prepay any amounts owed under these Investors Notes at 110% of the principal amount.

Under the terms of the Investor Notes and related documents, 20% (including applicable fees) of the principal amount of the Investor Notes was provided to Company for immediate use upon the closing of the Investor Notes ("Amortizing Principal"), the remaining 80% (net of applicable fees) is held in restricted accounts for each respective Investors ("Restricted Account"). The Company is obligated to make monthly payments, either in cash or stock as determined by the Investor Notes, beginning on June 1, 2005 for the Amortizing Principal, plus applicable interest (the "Monthly Payment"). The Monthly Payment will be made (i) automatically by a conversion in stock at a "Fixed Conversion Price", (ii) at the discretion of the Company at a reduced conversion price, or (iii) in cash paid by the Company at 101% of the Monthly Payment. The Monthly Payments shall be automatically made in Company common stock at the Fixed Conversion Price if (i) the shares of the Company common stock underlying the shares of the Investor Notes are registered; and (ii) the average trading price of the Company common stock for the five days preceding the Monthly Payment is greater than 110% of the Fixed Conversion Price. If the Monthly Payment is not automatically converted into shares of Company common stock because the average trading price of the Company common stock for the five trading days prior to the due date of the Monthly Payment is less than 110% of the Fixed Conversion Price, the Company may, at its discretion, make the Monthly Payment in Company common stock at a conversion price equal to 85% of the average trading price of the Company common stock for the five lowest closing days for the 22 trading days prior to the Company’s notice, but in no case shall the conversion price be less than $1.00. As of February 28, 2005 the Fixed Conversion Price is $1.00, subject to adjustment, but in no case less than $1.00.

The Company will receive cash disbursements (less applicable accrued interest) for the amounts held in the Restricted Account after (i) the Amortizing Principal, plus interest, is paid in full, (ii) the shares of the Company common stock underlying the Investor Notes are registered; and (iii) either the Company or the Investor converts any amounts held in the Restricted Accounts into shares of the Company’s common stock. If the Company converts the amounts held in the Restricted Account, the amounts shall be converted at either (i) a price equal to 85% of the average of the five lowest closing prices of the Company common stock during the 22 trading days immediately prior to the date of a respective repayment notice if the average closing price of the Company common stock is less than 110% of the Fixed Conversion Price, but in no instance may such shares by converted for less than $1.00; or (ii) at the Fixed Conversion Price, if the average closing price of the Company common stock for the five consecutive trading days immediately preceding the respective repayment notice is greater than or equal to 110% of the Fixed Conversion Price.

The Investors may convert all or any portion of the principal amounts of their respective Investor Notes, including any accrued interest or fees thereon at the Fixed Conversion Price.

Notwithstanding the foregoing, the Company’s right to issue shares of its common stock in payment of obligations under the Investor Notes shall be subject to the limitation that the number of aggregate shares of common stock issued to each Investor shall not exceed 25% of the aggregate dollar trading volume of the Company common stock for the 22 trading days immediately preceding the date on which the conversion is to occur. Furthermore, the Investors are not entitled to convert their respective Investor Notes; if the aggregate Investors beneficial ownership of the Company’s common stock would exceed pro rata 19.99% of the outstanding shares of common stock of the Company at the time of the conversion.

The Warrants are exercisable by the Investors until February 28, 2012 at $1.00 per share of Company common stock. The Warrants are exercisable immediately.

The Company has agreed to file a registration statement with the Securities and Exchange Commission within a definitive period of time not to exceed 45 days from February 28, 2005 in order to register the resale of the shares of common stock underlying the Investor Notes and the shares issuable upon exercise of the Warrants. If the Company fails to meet this deadline, if the registration statement is not declared effective prior to 105 days from February 28, 2005, if the registration statement ceases to remain effective, or certain other events occur, the Company has agreed to pay the Investors liquidated damages of 1.25% of the principal amount of the Investor Notes per month.

This summary description of the financing arrangements with the Investors does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and the other documents and instruments that are filed as exhibits to this current report.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

As more fully described above, the Company entered into financing arrangements with Laurus, Iroquois, RHP, Basso Private and Basso Multi for up to $12 million. Each of the Investors was issued an Investors Note which is convertible, upon certain terms, by the Company and the Investor.

Item 3.02     Unregistered Sales of Equity Securities.

As more fully described above, the Company issued (i) convertible notes for up to $12 million, the principal amount of which is convertible into up to 12,000,000 shares of Company common stock, depending on the conversion price, which shall not be less than $1.00, and (ii) warrants to purchase a total of 2,000,000 shares of Company common stock. The Company issued the Investor Notes and Warrants pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended, by Section 4(2).

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Inapplicable.

(b)	Pro Forma Financial Information.
Inapplicable.

(c)	Exhibits

Exhibit Number  Exhibit Description

10.1	Form of Master Security Agreement, dated as of February 28, 2005, by and between eLinear, Inc., NetView Technologies, Inc., NewBridge Technologies, Inc., TanSeco Systems, Inc. and Investor.
10.2	Form of Common Stock Purchase Warrant Agreement, dated as of February 28, 2005, by and between eLinear, Inc. and Investor.
10.3	Form of Secured Convertible Term Note, dated as of February 28, 2005, by and between eLinear, Inc. and Investor.
10.4	Form of Restricted Account Agreement, dated as of February 28, 2005, by and between eLinear, Inc., the bank and Investor.
10.5	Form of Registration Rights Agreement, dated as of February 28, 2005, by and between eLinear, Inc. and Investor.
10.6	Form of Stock Purchase Agreement, dated as of February 28, 2005, by and between eLinear, Inc. and Investor.
99.1	Press release issued March 2, 2005
99.2	Press release issued March 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINEAR, INC.

By: ____________________________
Michael Lewis,
Chief Executive Officer

DATE: March 3, 2005